Exhibit 99.2

FINAL TRANSCRIPT

Conference Call Transcript

STFC - Q1 2008 State Auto Financial Earnings Conference Call

Event Date/Time: Apr. 24, 2008 / 10:00 AM ET

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FINAL TRANSCRIPT

Apr. 24. 2008 / 10:00 AM ET, STFC - Q1 2008 State Auto Financial Earnings Conference Call

CORPORATE PARTICIPANTS

Terry Bowshier

State Auto Financial Corporation - Director-IR

Bob Restrepo

State Auto Financial Corporation - Chairman, President, CEO

Steve English

State Auto Financial Corporation - CFO

Matt Mrozek

State Auto Financial Corporation - Corporate Actuary

CONFERENCE CALL PARTICIPANTS

Joseph DeMarino

Piper Jaffray - Analyst

Meyer Shields

Stifel Nicolaus - Analyst

Beth Malone

KeyBanc - Analyst

Caroline Steers

Fox-Pitt, Kelton - Analyst

Melanie Ryerson

Langen McAlenney - Analyst

Edin Imsirovic

KeyBanc Capital Markets - Analyst

Matt Rohrmann

KBW - Analyst

PRESENTATION

Operator

Welcome to the State Auto Financial first-quarter earnings conference call. At this time, all participants in a listen-only mode. After the presentation, we will conduct a question-and-answer session. (OPERATOR INSTRUCTIONS) Today's conference call is being recorded. If you have any objections, you may disconnect at this time.

Now I would like to turn the call over to Mr. Terry Bowshier, Director of Investor Relations of State Auto Financial Corporation. Sir, you may begin.

Terry Bowshier - State Auto Financial Corporation - Director-IR

Thank you, CB. Good morning and welcome to our first-quarter 2008 earnings conference call. Today, I'm joined by several members of STFC's senior management team – our Chairman, President and CEO, Bob Restrepo; Chief Operating Officer Mark Blackburn; Chief Financial Officer Steven English; Corporate Actuary Matt Mrozek; and our Chief Accounting Officer and Treasurer Cindy Powell. Today's call will include prepared remarks by our CEO Bob Restrepo, after which we will open the lines for questions.

Please note our comments today may include forward-looking statements which by their nature involve a number of risk factors and uncertainties which may affect future financial performance. Such risk factors may cause actual results to differ materially from those contained in our

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FINAL TRANSCRIPT

Apr. 24. 2008 / 10:00 AM ET, STFC - Q1 2008 State Auto Financial Earnings Conference Call

projections or forward-looking statements. These types of factors are discussed at the end of our press release, as well as in our annual inquiry filings with the Securities and Exchange Commission, to which I refer you.

A financial packet containing reconciliations of certain non-GAAP measures, along with supplemental financial information, was distributed to registered participants prior to this call and made available to all interested parties on our website, www.stateauto.com under the Investor section as an attachment to the press release.

Now I'll turn the call over to STFC's Chairman, President and CEO, Bob Restrepo.

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

Thank you, Terry, and good morning, everyone. Needless to say, we're very disappointed in our first-quarter results, but we remain confident in the quality of our underwriting and our book of business. As you can see from our press release, virtually all of the bad news in the first quarter related to unusual, if not unprecedented, losses from bad weather and large commercial liability losses.

In addition, we put up a reserve to cover the estimated cost of settling some pending litigation related to our personal automobile business. Litigation and its ultimate settlements are not expected to materially impact our operations. Finally, our nonstandard automobile book had an unusually bad quarter, after four years of consistent profitability.

Since most of the negative news is in the loss ratio, I'll roll forward the major variances between the first quarter this year and the first quarter of last year. Beginning with catastrophes, we had eight catastrophes identified by the Property Claims Services Organization, or PCS. As you probably know, it was a tough quarter for the industry, with over $1 billion in losses reported, comparable to first-quarter losses for all of the last four years combined.

And I'm afraid we got our fair share of them. When we made our announcement on February 14th about catastrophes to date, only three of the eight numbered catastrophes had been reported. Although the subsequent five were smaller in scale, the net result was an unusually bad string of storms in what is usually a quiet quarter. This year, we reported $35 million in losses, or 12.5 points on our loss ratio, compared to last year, when we experienced $8.1 million in catastrophe losses, which accounted for 3.2 points in our loss ratio.

In addition to the eight numbered catastrophes, we had other bad weather which affected many of our lines, with the biggest impact on homeowners and farm owners. Compared to last year, the net increase of weather-related losses in these lines was approximately $4 million, contributing to a net increase in STFC's loss ratio of 1.4 percentage points.

The third unusual but significant impact on our loss ratio was large commercial liability losses, particularly four commercial umbrella losses, all on prior accident year claims. These umbrella losses were reserved to full limits, and primarily resulted from commercial automobile losses. The net impact was $3.9 million, accounting for another 1.4 percentage points in our loss ratio.

One development that we can consider a one-time event was deterioration in our nonstandard automobile book written in our State Auto National Company. After 16 quarters of consistent profitability, the line turned south in the first quarter. Although nonstandard automobiles only represents 10% of our total private passenger automobile business, it has been a consistent contributor to our overall profitability. In the first quarter we saw an increase in both bodily injury severity and physical damage frequency, which produced unacceptable results.

As many of you know, things can change quickly in the nonstandard auto world, with relatively low retention levels and six-month policies characteristic of that market. We've evaluated the quality of our business and don't see significant changes in the complexion of the book. Despite that, we will accelerate our rate actions and evaluate agency plan performance to return this business to its recent profitability levels. Overall, though, the net impact on our corporate results was not significant.

I guess one could characterize our first-quarter results as a product of a perfect storm, or at least a series of them. Our recent results have be characterized by volatility, both negative and positive. Last year was a good example — a mix of quarterly hits and misses, but ultimately a solid result.

Looking forward, we will continue to focus on maintaining our underwriting quality and our pricing discipline, while looking to diversify our presence, both geographically and product-wise.

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Apr. 24. 2008 / 10:00 AM ET, STFC - Q1 2008 State Auto Financial Earnings Conference Call

Notwithstanding the bad news on the loss side, production was up modestly and our expense ratio was flat, despite the ongoing pricing pressures in the marketplace. Net written premiums increased 9.7%. 8.4 percentage points of our premium increase resulted from bringing in Beacon, Patrons, and our middle market business, which we call SAMMI, into the underwriting pool.

In addition, we had reasonable organic growth resulting from the new product initiatives and technology that we've implemented for our personal automobile and business owner, or BOP, product lines.

Excluding the impact of Beacon, Patrons and SAMMI net written premiums were up 1.3%. Since the first of the year, we've also been running off our personal lines book in Florida. Factoring out Florida, we actually increased our net written premium results by approximately 2.6%. We remain optimistic that we can produce good underwriting profitability and steady organic premium growth by sticking to our strategy of developing and deploying new products, easier-to-use point-of-sale technology and multivariate modeling techniques.

We now have multivariate-priced products for personal automobile, commercial property, commercial general liability and business owners. Over the next six to nine months, we will expand support to commercial automobile and workers' compensation. We also have an effort underway in personal insurance to build out comparable capabilities for homeowners. This will be the most important long-term fixed to improving our non-catastrophe experience in the homeowner line.

We continue to make excellent progress in integrating Beacon and Patrons. We now have our full standard product line implemented in the state of Texas, and expect to see production stabilize and begin to grow by the end of the year. Our focus with Patrons has been on integrating corporate and financial systems. We will look to introduce an upgraded product line and new systems beginning with Connecticut in the near future. The success we've had in integrating Patrons and Beacon demonstrates that we have both the culture and the capability to identify profitable partners and quickly integrate new profit streams which both enhance shareholder value and broaden our geographic footprints.

We will continue to aggressively look for profitable partnerships with other organizations, and we remain optimistic that these kinds of acquisitions and affiliations will, over time, reduce the volatility inherent in our current business model and increase book value on a consistent basis year-over-year, as we have done in the past.

With that, Terry, I will turn it back over to you for any questions that we have.

Terry Bowshier - State Auto Financial Corporation - Director-IR

Thank you, Bob. At this point, CB, would you please open the lines for questions?

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QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS) Joseph DeMarino from Piper Jaffray.

Joseph DeMarino - Piper Jaffray - Analyst

Thank you. Good morning. What accident years primarily resulted in the increase in losses on the commercial umbrella?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

There were tow. There were two losses that occurred in 2005 and two that occurred in 2006. And again, as I mentioned, all four related to commercial automobile claims.

Joseph DeMarino - Piper Jaffray - Analyst

Okay, thanks. And you mentioned you are seeing increased severity and frequency on those. Are you changing the way you are reserving for future losses based on that? Do think it is more of a fluke type experience, or — if you could give a little more color there, that would be great.

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

We haven't changed our reserving posture on either a [cape] basis or on a bulk basis. We consider this bad timing. And then we will obviously monitor this as the year plays out. But it is very inconsistent with our past patterns, and when we do our normal large loss analysis, we didn't see anything that was inconsistent with our underwriting practices which have been in place for a long time. So, very unusual.

Joseph DeMarino - Piper Jaffray - Analyst

Okay, thanks. And then in relation to the five additional cats you mentioned since your prerelease on February 14th, can you provide us with what those were exactly? In the news, I don't recall hearing too much in particular. If you could give a little more detail, that would be good.

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

No, yes, there were a series of, obviously, five of them scattered throughout Missouri, Kentucky, Tennessee, Alabama, were states that were significantly impacted. They tend to be local. Unless you are living in Texarkana, Texas or Texarkana, Arkansas, which is where the last one hit, then you are not going to be reading it. It's not something that makes the New York Times. But it definitely affected those local territories.

But as is true with any hail or wind — and these were all wind events, pretty much, not as much hail — it was wind related — they tend to be very local and very random.

Joseph DeMarino - Piper Jaffray - Analyst

Okay, thank you.

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FINAL TRANSCRIPT

Apr. 24. 2008 / 10:00 AM ET, STFC - Q1 2008 State Auto Financial Earnings Conference Call

Operator

Meyer Shields from Stifel Nicolaus.

Meyer Shields - Stifel Nicolaus - Analyst

Thanks. Good morning, everybody. I guess first question is, the adverse developments, was that from I guess what we call Legacy State Auto, or is it SAMMI, Beacon or Patrons?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

It's "Legacy State Auto." We did have one large loss in the SAMMI line, but that wasn't related to our umbrella losses. It did obviously affect our other liability line.

Meyer Shields - Stifel Nicolaus - Analyst

Can you talk about the relative performance of these different units that are now included in the pool?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

Sure. Let me talk about Patrons and Beacon initially. Patrons and Beacon, I think we've discussed in the past, tend to be very much personalized oriented, over 70%. They tend to have slightly elevated expense ratios; we haven't fully integrated, but not significantly out of whack.

And their loss ratios, last year, Beacon had an exceptionally good loss ratio, probably because the weather in Texas was relatively mild. Patrons had a difficult quarter, unusual for them, with large fire losses that were not related to weather. Patrons tend not to have catastrophe-related claims, certainly not from a wind and hail standpoint, although being a northeastern company organization, they do have some exposure to hurricanes in the Northeast. But one of the reasons why we thought they were both very good partners was because over time, definitely on a non-catastrophe basis, they produce very, very good loss ratios.

Their expenses tended to be elevated so they were very dependent on reinsurance because of their geographic concentration, and they really didn't have size, scale or capability to make the kind of investments in products and technology that we can make. So that is why we look for continued profitability, but also, once we get the organizations fully integrated, a lift to our organic growth as well.

In terms of SAMMI, SAMMI has been in existence for over four years. It has grown rapidly. So because of that rapid growth, it tends to get a disproportionate share of our IBNR reserves, which is appropriate for a rapidly growing business. But their case reserve levels have been very good since the beginning. We've recruited really a super team of underwriting talent. And we wouldn't have brought them into the pool if we weren't completely comfortable with the underwriting quality going forward.

Meyer Shields - Stifel Nicolaus - Analyst

Okay, that is very helpful. Is it the inclusion of Patrons and Beacon that led the expense ratio to be flat, even though last year there was some bonus accrual?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

It was a — yes, it was absolutely a contributor, as was SAMMI. SAMMI because of its personal — or commercial orientation tends to carry higher expense ratio. And it's somewhat elevated anyway because we tend to be in a buildout mode.

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FINAL TRANSCRIPT

Apr. 24. 2008 / 10:00 AM ET, STFC - Q1 2008 State Auto Financial Earnings Conference Call

We've recently opened offices in Baltimore, Austin, Texas. We opened up an office about 18 months, two years ago in Phoenix, Arizona. We've obviously recruited staff, and the expenses are somewhat ahead of the premium production, and that's contributed to a somewhat elevated expense ratio in each one of those three businesses relative to "Legacy State Auto."

Steve English - State Auto Financial Corporation - CFO

Meyer, this is Steve English. I'd also add on the expense ratio, for our contingent bonus for the agents we accrued this quarter on a comparable, like an annual run rate. So we didn't adjust that downward just based on one quarter's results.

And then also we had some higher expense in this quarter relative to stock option expense, because we changed the timing of the grants of those options from the second quarter to the first quarter.

Meyer Shields - Stifel Nicolaus - Analyst

Okay, that was very thorough. If I could throw in one last question. Can you just talk about what you are seeing competitors do with rate levels in personal lines?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

What we are seeing is what we saw last year, was a mix of flat pricing or increased pricing. And based on what I've read, based on what I see in the marketplace and based on what I can infer from accident year trends, we are expecting personal automobile prices to go up in the low single-digit range.

Meyer Shields - Stifel Nicolaus - Analyst

That is great. Thank you very much.

Operator

Beth Malone from KeyBanc.

Beth Malone - KeyBanc - Analyst

Thank you, good morning. Given market conditions, do you anticipate — and you've been pretty aggressive about making acquisitions in the last few years. How do you see the acquisition environment right now for more books of business?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

We think it is still warm; it's not hot. Obviously, there is still more buyers left than there are sellers out there. But with the continued competition, particularly in commercial lines, but even in personal lines which is where we made two acquisitions with the personal lines oriented companies, the inability of a lot of the smaller companies that we are targeting to really make the investments in technology for both personal and commercial lines for these multivariate pricing techniques, and the inability to really have a full suite of point-of-sale systems in place to make it easy for the agents to do business with them is really impairing them.

It also affects their financial strength ratings over time, because they really don't have the traction to produce the underwriting profits over time that A.M. Best and the other rating agencies are looking for. We expect continued competition not just from a price standpoint but also from a capability standpoint that will make quite a few companies really seriously consider whether they can succeed on their own, both on the stock side as well as on the mutual company side.

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FINAL TRANSCRIPT

Apr. 24. 2008 / 10:00 AM ET, STFC - Q1 2008 State Auto Financial Earnings Conference Call

What we've learned, particularly with Patrons, is certainly the culture around mutual company and how you approach a mutual company affiliation. It's very different from a stock owner, whether it be a public or private entity. The process is slower for a whole bunch of reasons.

There isn't necessarily the same level of urgency or immediacy, but as we experienced with Patrons, sooner or later there are, we think, quite a few mutual insurance companies out there that will wake up and smell the coffee and view us as a very good partner.

Beth Malone - KeyBanc - Analyst

Okay, thank you.

Operator

Caroline Steers from Fox-Pitt, Kelton.

Caroline Steers - Fox-Pitt, Kelton - Analyst

Good morning. Just wanted to see if you could please comment on loss cost trends and where you see these trends kind of going in the near future? That is my first question.

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

Let me start with personal automobile, and I will ask Matt Mrozek, our Corporate Actuary, to add some color. For personal automobile, definitely over the last couple of quarters we've seen a modest uptick in our pure premium trends. We are affected by some seasonal trends, so we saw an uptick in frequency this past quarter. It remains to be seen whether that frequency will tick back down. But in our case, we have seen modest upticks in severity, which have reduced pure premium trends in the low single digits.

We tend to lag what I'm reading among our competitors, but we don't think we are completely insulated from those pure premium trends, which is why we are planning single mid-digit price increases for our personal automobile book going forward, to make sure that our rates are consistent with the more recent loss trends we are seeing.

Homeowners, our issue is whether catastrophes, non-catastrophes, when we look at our frequency and severity trends on a non-cat, non-weather basis, they seem to be pretty consistent with what we've seen in the past.

We are mindful that the economic downturn in some of our states may produce fraudulent claims. We haven't seen that. We haven't seen that from a claim perspective. We haven't really seen it in our frequency or severity trends to date. And obviously, a lot of those trends would affect our farm owner business, which is the major line in our other personal insurance line.

Looking to commercial lines, this quarter we really haven't seen anything untoward from a commercial automobile standpoint. We've obviously had an uptick in severity related to a couple of large losses and large umbrella losses in other the liability line. Our workers' compensation trends because of the size tend to be a little erratic, but pretty comfortable with the frequency and severity trends in workers' compensation, and actually have pretty decent quarter in that line.

I think the one thing that we saw that was a bit of an aberration is we did see an uptick in non-weather, non-catastrophe related. We're not sure it's all non-weather, but we definitely saw an uptick in our property severity in the multiperil line.

So commercial lines, the trends seem to be pretty consistent with what we've had from a paid claims standpoint, as well as from an occurred standpoint. The one outlier would be in this quarter an uptick in commercial property severity.

Caroline Steers - Fox-Pitt, Kelton - Analyst

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FINAL TRANSCRIPT

Apr. 24. 2008 / 10:00 AM ET, STFC - Q1 2008 State Auto Financial Earnings Conference Call

Okay, great. And then also you guys had mentioned that BI severity and PD frequency was up in nonstandard auto. Do you happen to have the amount that those were up?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

No, we don't. I'm sorry.

Caroline Steers - Fox-Pitt, Kelton - Analyst

Okay. And then just last question. Just wanted to know where you guys see most of your growth coming from going forward? Are you still looking to mostly personal lines when you potentially make an acquisition or sort of both; just if you can give me —.

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

We are looking for both. The best opportunities have been personal lines, but that is not our primary focus. We've looked at several opportunities. We probably looked at more commercially-oriented opportunities over the last year than we've looked at personal lines opportunities, both standard and excess surplus opportunities. But either the mix of business wasn't right, it wasn't good cultural fit, the price wasn't right. Whatever it happened to be, it just wasn't a good match.

So we continue to look at both opportunities. It's just that we've been only successful so far with the two that — with Patrons and Beacons which tend to be personal lines oriented. But we are very much interested in commercially-oriented opportunities, both from a standard and "nonstandard" basis, specialty and [C&S].

Caroline Steers - Fox-Pitt, Kelton - Analyst

Okay. Thank you, that is it.

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

The one thing I would add to that before we — that our focus continues to be smaller companies. We are not looking for big transformational M&A or affiliation opportunities. We continue to remain focused on organizations in the $50 million to $250 million premium range.

Caroline Steers - Fox-Pitt, Kelton - Analyst

Okay, thanks.

Operator

Melanie Ryerson from Langen McAlenney.

Melanie Ryerson - Langen McAlenney - Analyst

Good morning. I'm pinch hitting for Larry here today. And we just had a question about taxes in the quarter. It seemed to us that you didn't fully tax effect the underwriting losses, and we were just hoping you could walk us through that.

Steve English - State Auto Financial Corporation - CFO

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FINAL TRANSCRIPT

Apr. 24. 2008 / 10:00 AM ET, STFC - Q1 2008 State Auto Financial Earnings Conference Call

Sure. this is Steve English. In interim financial reporting, you take a look at an unexpected overall effective rate for the year. So that rate is based on that. Now given our volatility due to weather and other factors, the way we set that rate is we took a look at the last three years' results in the second, third and fourth quarters and set that rate based on that past history. So we will, of course, reevaluate that in June when we have the full six-month numbers at that time.

Melanie Ryerson - Langen McAlenney - Analyst

Okay, great. Thanks.

Operator

Edin Imsirovic from KeyBanc Capital Markets.

Edin Imsirovic - KeyBanc Capital Markets - Analyst

Good morning. I missed the first few minutes of the call, so I apologize if this question has been answered. But what were the total reserve developments in the first quarter?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

Total reserve developments?

Edin Imsirovic - KeyBanc Capital Markets - Analyst

Right.

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

That question was — could you be a little more specific about that? Are you talking about just total on an incurred, as well as IBNR?

Edin Imsirovic - KeyBanc Capital Markets - Analyst

Right.

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

I will ask Matt to give you a feel for that.

Matt Mrozek - State Auto Financial Corporation - Corporate Actuary

We typically don't comment on the prior-year reserve development on an accident year basis outside of catastrophes. And for catastrophes, we did have $1.8 million of favorable reserve development on prior accident years. And that contributed with the current quarter totaled the $35 million of catastrophe loss.

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FINAL TRANSCRIPT

Apr. 24. 2008 / 10:00 AM ET, STFC - Q1 2008 State Auto Financial Earnings Conference Call

Edin Imsirovic - KeyBanc Capital Markets - Analyst

Okay, thank you.

Operator

Matt Rohrmann from KBW.

Matt Rohrmann - KBW - Analyst

Good morning. Steve, one quick numbers question. What was the cost of the share purchase in the quarter?

Steve English - State Auto Financial Corporation - CFO

Hold on here. In the quarter, it was $20.7 million.

Matt Rohrmann - KBW - Analyst

Great, thanks. And then, Bob, any sort of localized 2Q weather that comes to mind?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

I'm sorry. Any localized —?

Matt Rohrmann - KBW - Analyst

Weather that — as you spoke, some of the losses you would only hear if you lived in Arkansas or something like that. Anything for second quarter?

Bob Restrepo - State Auto Financial Corporation - Chairman, President, CEO

We had a storm — another storm in Arkansas, in the Fort Smith area, where we've got a concentration of very good agents. That has been the only significant event so far. But it was not big enough to predisclose, but it wasn't a small thunderstorm either.

Matt Rohrmann - KBW - Analyst

Great. Thanks a lot, guys.

Operator

And there are no further questions at this time.

Terry Bowshier - State Auto Financial Corporation - Director-IR

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FINAL TRANSCRIPT

Apr. 24. 2008 / 10:00 AM ET, STFC - Q1 2008 State Auto Financial Earnings Conference Call

Okay. Thank you, CB. We want to thank all of you for participating in our conference call and for your continued interest and support of State Auto Financial Corporation. We look forward to speaking with you again on our second-quarter earnings call, which is currently scheduled for July 24th, 2008. Thank you.

Operator

Thank you. This does conclude today's conference. Please disconnect at this time.

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